UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 31, 2011, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) announced that the U.S. Food and Drug Administration (the “FDA”) issued a Complete Response Letter (“CRL”) regarding its New Drug Application (“NDA”) for Contrave® (naltrexone HCl/bupropion HCl) extended-release tablets for the treatment of obesity, including weight loss and maintenance of weight loss.

The FDA noted concern about the cardiovascular safety profile of naltrexone/bupropion when used long-term in a population of overweight and obese subjects. Specifically, the CRL stated that “before your application can be approved, you must conduct a randomized, double-blind, placebo-controlled trial of sufficient size and duration to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with naltrexone/bupropion does not adversely affect the drug’s benefit-risk profile.”

* * *

By filing this report and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding: the potential for, and timing of, approval of the Contrave NDA; the efficacy and safety of Contrave and Orexigen’s belief that Contrave may be important and effective therapeutic options in the treatment of obesity. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the uncertainty of the FDA approval process and other regulatory requirements; Orexigen’s ability to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential for early termination of the collaboration agreement between Orexigen and Takeda; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to attract and retain key personnel; Orexigen’s ability to maintain sufficient capital; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: February 1, 2011	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer